SECURITY AGREEMENT

     This Security Agreement, dated as of February 14, 2002 (this "Agreement"), is made and entered into by and between Shelbourne Properties I, L.P., a Delaware limited partnership (the "Pledgor"), and Shelbourne Management Company, LLC, a Delaware limited liability company (the "Secured Party). Certain capitalized terms used herein have the meanings ascribed thereto in Article VI of this Agreement.

                                  WITNESSETH:

     WHEREAS, in consideration of the execution and delivery of the Secured Promissory Note, dated as of even date herewith (the "Note"), by the Pledgor in favor of the Secured Party and the Secured Party's execution and delivery of the Purchase Agreement, the parties hereto wish to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                   ARTICLE I

                               SECURITY INTEREST

     Section 1.1 Grant of Security Interest. To secure the payment, observance and performance of the Secured Obligations, the Pledgor hereby mortgages, pledges and assigns the Collateral to the Secured Party, and grants to the Secured Party a continuing security interest in, and a continuing lien upon, the Collateral.

     Section 1.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Pledgor shall not be deemed to have granted a security interest in, any of the Pledgor's right, title or interest in any license, contract or agreement to which the Pledgor is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant, under the terms of such license, contract or agreement or otherwise, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the uniform commercial code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity).

     Section 1.3 Validity and Priority of Security Interest. The Pledgor agrees, represents and warrants that (a) the Security Interest shall at all times be valid, perfected and enforceable against the Pledgor and all third parties, in accordance with the terms hereof, as security for the Secured Obligations, and
(b) the Collateral is not and shall not at any time be subject to any Lien, other than a Permitted Lien, that is prior to, on a panty with or junior to such Security Interest.

     Section 1.4 Maintenance of Status of Security of Interest, Collateral and Rights; Required Action. The Pledgor shall take all reasonably commercial actions, including, without limitation, the actions, including without limitation, the actions specified on Schedule 1.4 hereto, that reasonably may be necessary or desirable, or that the Secured Party reasonably may request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 1.2, (ii) to protect and preserve the Collateral as and to the extent it has done so in the past and (iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the Secured Party in and to the Collateralization and the Collateral Documents.

     Section 1.5 Authorized Action. The Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing staatemetns, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as "all assets" or "all personal property", whether now or owned or hereafter acquired.

     Section 1.6 Evidence of Status of Secured Interest. The Pledgor shall from time to time, upon the reasonable request of the Secured Party, deliver to the Secured Party, such file search reports from such Uniform Commercial Code and other filing and recording offices.

     Section 1.7 Pledgor Remains Obligated; Secured Party Not Obligated. The grant by the Pledgor to the Secured Party of the Security Interest shall not (a) relieve the Pledgor of any liability to any Person under or in respect of any of the Collateral or (b) impose on the Secured Party any such liability or any liability for any act or omission on the part fo the Pledgor relative thereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          (a) None of the Collateral of the Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

          (b) This Agreement creates a valid priority lien on and a priority perfected security interest in the Collateral pledged by the Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations;

     Section 2.2 Organization, Standing and Power.
                 --------------------------------

          (a) The Pledgor is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted and the Pledgor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

          (b) The Pledgoi s full legal name is as set forth in the introductory paragraph hereto.

     Section 2.3 Due Authorization. The Pledgor has full limited partnership power and authority to enter into the Loan Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Loan Documents have been duly and validly approved by the Pledgor and no other actions or proceedings on the part of the Pledgor are necessary to authorize the Loan Documents and the transactions contemplated thereby. The Pledgor has duly and validly executed and delivered the Loan Documents. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Pledgor and upon execution and delivery by the patties thereto will constitute the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms.

     Section 2.4 Consents and Approvals; Authority Relative to this Agreement.

          (a) No consent, authorization or approval of, except as contemplated in Schedule 1.4, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Pledgor of the Loan Documents or the consummation of the transactions contemplated thereby.

          (b) The execution, delivery and performance of the Loan Documents by the Pledgor and any actions contemplated therein to be taken by the Pledgor do not and will not, and the consummation of the transactions contemplated hereby does not and will not, (i) violate any Law; or (ii) contravene or conflict with any provision of any of the Pledgor's organizational instruments.

     Section 2.5 Required Taxes. No recording or other Taxes or recording, filing or other fees or charges are payable in connection with, arise out of, or are in any way related to, the execution, delivery, performance, filing or recordation of any of Collateral Documents or the creation or perfection of the Security Interest.

     Section 2.6 Pledged Securities.

          (a) Schedule 2.5 (as such schedule may be supplemented from time to time) sets forth all of the Pledged Stock and Pledged Equity Interests owned by the Pledgor.

          (b) None of the Pledged Equity Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

                                  ARTICLE III

                                    COVENANTS

          Section 3.1 Preservation of Status of Security Interest.

          (a) Chief Executive Office. The Pledgor has no chief executive office. If and when the Pledgor establishes a chief executive office, the Pledgor shall give the Secured Party prompt written notice specifying the new address.

          (b) Change of Name, Identity, Etc. The Pledgor shall not change its name, type of organization or jurisdiction of organization, engage in any merger or reorganization or cease to be a limited partnership without giving the Secured Party ten days' prior notice there=of including all relevant information related thereto.

          (c) Additional Matters. The Pledgor covenants and agrees that:

               (i) The Pledgor covenants and agrees that it will comply in all material respects with all the terms and limitations contained in its governing documents.

               (ii) Without the prior written consent of the Secured Party, the Pledgor shall not permit the issuer of the Collateral to be treated as securities for purposes of the Uniform Commercial Code.

          Section 3.2 Distributions; Other Secured Debt. The Pledgor shall not pay distributions other than on its Series A Preferred Units or otherwise in accordance with past practice and shall not incur secured indebtedness (including capital leases and sale/] easebacks) or secured guarantees other than in connection with the repayment of the Note.

          Section 3.3 Certain Rights of the Secured Party and the Pledgor. During an Event of Default, the Secured Party, after a notice to the Pledgor that it intends to exercise its rights tinder this Section 3.3, may, from time to time, in its own or the Pledgor's name, exercise any and all rights, powers and privileges with respect to the Collateral, and with the same force and effect, as could the Pledgor.

                                   ARTICLE IV

                                EVENT OF DEFAULT

          During an Event of Default, and in each such case:

          A. Proceeds.

     Section 4.1 Application of Proceeds. All cash proceeds received by the Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all cash held by the Secured Party as Collateral, shall, subject to the Secured Party's right to continue to hold the same as cash Collateral, be applied as follows:

First: To the payment of all reasonable out-of-pocket costs and expenses incurred in connection with the sale of or other realization upon the Collateral, including attorneys' fees and disbursements;

Second: To the payment of the Secured Obligations owing to the Secured Party (with the Pledgor remaining liable for any deficiency);

Third: To the extent of the balance (if any) of such proceeds, to the payment to the Pledgor, subject to applicable law

          B. Remedies.

          Section 4.2 General; Secured Party's Rights with Respect to Proceeds and Other Collateral.

               (a) All Collateral (including all proceeds resulting from the exercise by the Secured Party of its rights under Section 4.2(b) or
(c) or otherwise) may, at the election of the Secured Party, (i) be or continue to be held by the Secured Party, or any Person designated by the Secured Party to receive or hold the same, as Collateral, (ii) be applied as provided in Section 4.1, (iii) be disposed of as provided in Section 4.2(b) and (c), or (iv) in full satisfaction of the obligation under the Note and with the consent of the Pledgor, be transferred directly to the Secured Party who shall then and thereby be the sole and exclusive owner thereof.

               (b) Power of Sale. The Secured Party (i) may sell the Collateral in one or more parcels at public or private sale, at any of its offices or elsewhere, for cash, on credit or for :future delivery, and at such price or prices and upon such other terms as it may deem commercially reasonable and the Secured Party and any of its affiliates, officers, directors and stockholders may be the buyer at any such sale, (ii) shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and (iii) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 4.3 Foreclosure. The Secured Party, instead of exercising the power of sale conferred upon it by Section 4.2(b) and applicable law, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or a decree of a court or courts of competent jurisdiction.

Section 4.4 Receiver. The Secured
     Party may obtain the appointment of a receiver of the Collateral and the Pledgor consents to and waives any right to notice of such appointment.

     Section 4.5 Enforcement by Secured Party; Adjustments.

          (a) Enforcement by Secured Party. The Secured Party may, without notice to the Pledgor and at such time or times as the Secured Party in its sole discretion may determine, exercise any or all of the Pledgor's rights in, to and under, or in any way connected with or related to, any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Pledgor's rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Secured Obligations, in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Secured Obligations and (iii) preparing, filing and signing the name of the Pledgor on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving Collateral and (B) any notice of lien, assignment or satisfaction o f lien, or similar document in connection with any Secured Obligation.

          (b) Adjustments. The Secured Party may settle or adjust disputes and claims directly with the Collateral for amounts and on terms that the Secured Party considers advisable and in all such cases only the net amounts received by the Secured Party in payment of such amounts, after deduction of out-of-pocket costs and expenses of collection, including reasonable attorneys' fees, shall be subject to the other provisions of this Agreement.


                                   ARTICLE V

                                 MISCELLANEOUS

     Section 5.1 Expenses of Pledgor's Agreements and Duties. The terms, conditions, covenants and agreements to be observed or performed by the Pledgor under the Collateral Documents shall be observed or performed by it at its sole cost and expense.

     Section 5.2 Secured Party's Right to Perform on Pledgor's Behalf. If the Pledgor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under the Collateral Documents, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of the Pledgor, and the Pledgor hereby authorizes the Secured Party to do so.

     Section 5.3 Secured Party's Right to Use Agents and to Act in Name of Pledgor. The Secured Party may exercise its rights and remedies under the Collateral Documents through an agent or other designee and, in the exercise thereof, the Secured

Party or any such other Person may act in its owrn name or in the name and on behalf of the Pledgor.

     Section 5.4 No Interference; Compensation or Expense. The Secured Party may exercise its rights and remedies under the Collateral Documents (a) without resistance or interference by the Pledgor, (b) without payment of any kind to the Pledgor and (c) for the account, and at the expense, of the Pledgor, provided that Pledgor shall not be responsible for any such expense if the Secured Party was not entitled to exercise such rights and remedies under the Collateral Documents or applicable law.

     Section 5.5 Limitation of Secured Party's Obligations with Respect to Collateral.

               (a) The Secured Party shall have no obligation to protect or preserve any Collateral or to preserve rights pertaining thereto other than the obligation to use reasonable care in the custody and preservation of any Collateral in its actual possession. The Secured
Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. The Secured Party shall be relieved of all responsibility for any Collateral in its possession upon surrendering it, or tendering surrender of it, to the Pledgor.

               (b) Nothing contained in the Collateral Documents shall be construed as requiring or obligating the Secured Party, and the Secured Party shall not be required or obligated, to (i) make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Secured Obligation or any other Collateral or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Collateral, whether or not the Secured Party has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Collateral or (iv) notify the Pledgor of any decline in the value of any Collateral.

     Section 5.6 Rights of Secured Party Under Uniform Commercial Code and Applicable Law.

               (a) The Secured Party shall have, in addition to all of its rights and remedies under the Collateral Documents, (i) the rights and remedies of a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code would otherwise apply to the Collateral in question, and (ii) the rights and remedies of a secured party under all other applicable law.

               (b) The Pledgor waives (i) any claim that, as to any part of the Collateral, a public sale, should the Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (ii) the right to assert in any action or proceeding between it and the Secured Party any offsets that it may have,

(iii) TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE SECURED PARTY'S RIGHTS HEREUNDER, or (iv) all rights (A) of redemption, appraisement, valuation, stay and extension or moratorium and (B) to the marshalling of assets.

     Section 5.7 Governing Law. The rights and duties of the Pledgor and the Secured Party under the Loan Documents shall be governed by the law of the State of New York.

     Section 5.8 Power of Attorney.

               (a) In addition to the other powers granted the Secured Party by the Pledgor under the Loan Documents, the Pledgor hereby appoints the Secured Party, and any other Person that the Secured Party may designate, as the Pledgor's attorney-infact to act, in the name, place and stead of the Pledgor in any way in which the Pledgor itself could do, with respect to each of the following: (i) endorsing the Pledgor's name on (A) any checks, notes, acceptances, money orders, drafts or other forms of payment, (B) any securities, instruments, documents, notices, or other documents or agreements relating to the Collateral,
(C) schedules and assignments of Collateral Obligations and (D) notices of assignment, financing statements and other public records;
(ii) taking any actions or exercising any rights, powers or privileges that the Pledgor is entitled to take or exercise and that, under the terms of any of the Collateral Documents, the Secured Party is authorized to take or exercise; (iii) during an Event of Default, doing or causing to be done any or all things necessary or, in the determination of the Secured Party, desirable to observe or perform the terms, conditions, covenants and agreements to be observed or perforrried by the Pledgor under the Collateral Documents and otherwise to carry out the provisions of the Collateral Documents; and
(iv) during an Event of Default, notifying the post office authorities to change the address for delivery of the Pledgor's mail to an address designated by the Secured Party, and receiving, opening and disposing of all mail addressed to the Pledgor (with all mail not constituting, evidencing or relating to the Collateral to be forwarded by the Secured Party to the Pledgor). The Pledgor hereby rif at if and approves all acts of the attorney.

               (b) To induce any third Person to act under this Section 5.8, the Pledgor hereby agrees that any third Person receiving a duly executed copy or facsimile of this Agreement may act under this Section 5.8, and that the termination of this Section 5.8 shall be ineffective as to such third Person unless and until actual written notice of such termination shall have been received by such third Person, and the Pledgor, on behalf of itself and its successors and assigns, hereby agrees to indemnify and hold harmless any such third Person from and against any and all claims that may arise against such third Person by reason of such third Person having relied on the provisions of this Section 5.8.

     Section 5.9 LIMITATION OF LIABILITY. NEITHER THE SECURED PARTY NOR ANY OTHER PRINCIPAL. SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR:

               (a) ANY LOSS OR DAMAGE SUSTAINED BY THE PLEDGOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY
COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT
IS IN ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER
THE COLLATERAL DOCUMENTS, EXCEPT FOR ANY SUCH LOSS, DAMAGE,
DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS DETERMINED
BY A JUDGMENT OF A COURT THAT IS BINDING ON THE PLEDGOR AND SUCH
PRINCIPAL, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, TO BE THE RESULT
OF ACTS OR OMISSIONS ON THE PART OF SUCH PRINCIPAL CONSTITUTING (y)
WILLFUL MISCONDUCT OR (z) NEGLIGENCE; OR

               (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY THE
PLEDGOR IN CONNECTION WITH ANY COLLATERAL DOCUMENT RELATED CLAIM.

     Section 5.10 Counterparts. Each Collateral Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     Section 5.11 Entire Agreement. This Agreement embodies the entire agreement among the Pledgor and the Secured Party relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     Section 5.12 Successors and Assigns. All of the provisions of each Collateral Document shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

     Section 5.13 Hart-Scott. In the event that any filing is required to be made in connection 'with any sale, purchase or other acquisition or transfer of any Collateral under the Hart- Scott-Rodino Antitrust Improvement Act of 1976, as amended, or any related rules or forms, the Pledgor, at the request of the Secured Party, will promptly take such action as may be required to allow and facilitate any such filing and the completion of any such sale, purchase or other acquisition or transfer in compliance with all such requirements, it being agreed that the Secured Party shall be responsible for all filing fees.

     Section 5.14 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, when received:

               (a) If to the Secured Party, addressed as follows:

Shelbourne Management LLC
c/o NorthStar Capital Investment Corp.
527 Madison Avenue, 16th loor
New York, New York 10022
Attention: Richard J. McCready, Esq.
Facsimile No.: (212) 319-4557

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Randall H. Doud
Facsimile No.: (212) 735-2000

               (b) If to the Pledgor, addressed as follows:

c/o Shearman & Sterling
599 Lexington Avenue
New York, New York 10022-6030
Attention: Peter D. Lyons; Christa A. d'Alimonte
Facsimile No.:  (212) 848-7179,

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                                   ARTICLE VI

                                 INTERPRETATION

     Section 6.1 Definitional Provisions.

          (a) Certain Terms Defined by Reference. Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the Uniform Commercial Code, as in effect on the date of this Agreement, are used herein with the meanings therein ascribed to them. In addition, the terms "collateral" and "security interest", when capitalized, have the meanings specified in Section 6.1(b).

          (b) Other Defined Terms. For purposes of this Agreement:

     "Agreement" has the meaning set forth in the preamble hereto.

     "Agreement Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all right, title and interest in, to and under the interests in the joint venture owning 568-578 Broadway in New York City.

     "Collateral Documents" means this Agreement and the financing statement and other documents referred to on Schedule 1.4 hereto.

     "Event of Default" has the meaning set forth in the Note.

     "Governmental Authority" means the government of the United States of America or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lender" means the Secured Party.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, proxy, right of any third party, easement, encroachment or encumbrance.

     "Loan Documents" means the Note and the Collateral Documents.

     "Note" has the meaning set forth in the recitals of this Agreement.

     "Permitted Lien" means (i) any lien in favor of the Secured Party for the benefit of the Secured Party to secure the Security Interest; (ii) any lien in favor of third parties granted or caused to be granted by the Secured Party;
(iii) any immaterial lien for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; and (iv) any lien arising solely by virtue of any statutory or common-law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

     "Person" means any individual, corporation, proprietorship, firm, partnership, limited liability company, limited partnership, trust, association or other entity, including a government or government department, agency or instrumentality.

     "Pledgor" has the meaning set forth in the preamble to this Agreement.

     "Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the Uniform Commercial Code and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     "Purchase Agreement" shall mean the Purchase and Contribution Agreement, dated as of the date hereof, by and among the Pledgor, the Secured Party and certain other parties.

     "Secured Obligations" means all indebtedness, liabilities and obligations of the Pledgor owing under the Note and the obligation of the Pledgor to pay the "Reacquisition Price" (as defined in Section 5_3 of the Purchase Agreement).

     "Secured Party" has the meaning set forth in the preamble to this Agreement. "Security Interest" means the mortgages, pledges and assignments to the Secured Party of, the continuing security interest of the Secured Party in, and the continuing lien of the Secured Party upon, the Collateral intended to be effected by the terms of this Agreement or any of the other Collateral Documents.

     "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding (including, without limitation, dividend withholding and withholding required under Sections 1445 and 1446 of the Code), unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

     "Uniform Commercial Code" means the Uniform Commercial Code as adopted in the State of New York as in effect from time to time.

     Section 6.2 Other Interpretative Provisions.

               (a) Except as otherwise specified herein, all references herein
(i) to any Person shall be deemed to include such Person's successors and assigns, (ii) to any applicable law defined or referred to herein shall be deemed references to such applicable law or any successor applicable law as the same may have been or may be amended or supplemented from time to time and (iii) to any Loan Document defined or referred to herein shall be deemed references to such Loan Document
(and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

               (b) When used in this Agreement, the words "herein", "hereof' and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words
"Article", "Section" and

"Schedule" shall refer to Articles, Sections of, and Schedules to, this Agreement unless otherwise specified.

               (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

               (d) Any item or list of items set forth following the word "including", "include" or "includes" is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included", such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such items or to items similar to such items.

               (e) Each power of attorney, license and other authorization in favor of the Secured Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

               (f) Except as otherwise indicated, any reference herein to the "Collateral", the "Secured Obligations", the "Loan Documents" or any other collective or plural term shall be deemed a reference to each and every item included within the category described by such collective or plural term, so that (i) a reference to the "Collateral" or the "Secured Obligations" shall be deemed a reference to any or all of the Collateral or the Secured Obligations, as the case may be, and
(ii) a reference to the "obligations" of the Pledgor under the "Loan Documents" or the "Collateral Documents" shall be deemed a reference to each and every obligation under each and every Loan Document or Collateral Document, as the case may be, whether any such obligation is incurred under one, some or all of the Loan Documents or the Collateral Documents, as the case may be.

               (g) Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the other Collateral Documents or any certificate, opinion or other document delivered pursuant hereto or thereto.

     Section 6.3 Captions. Captions to Articles, Sections and subsections of, and Annexes and Schedules to, the Collateral Documents are included for convenience of reference only and shall not constitute a part of the Collateral Documents for any other purpose: or in any way affect the meaning or construction of any provision of the Collateral Documents.

     Section 6.4 Reinstatement. This Agreement and the Security Interest shall terminate upon written acknowledgment by Secured Party given to the Pledgor in the event that the Note shall be repaid and all obligations under the Loan Documents are discharged, by the Pledgor in full by final irrevocable payment, provided that no such termination shall occur or shall be deemed to have occurred and no such final irrevocable payment shall be deemed to have been paid, and the liens, perfection, rights and obligations under the Loan Documents shall continue and not be discharged (and shall be deemed to have and continued without interruption), in the event that any payment, observance or performance is recovered from or otherwise setoff against or paid over by or for the account of the Secured Party or in the event of any occurrence having a similar effect, for any reason, including a bankruptcy, preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) and whether any of the foregoing is effected by any judgment, decree or order of any court or governmental agency., by any plan of reorganization or by settlement, compromise or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.

                                         PLEDGOR:

                                         SHELBOURNE PROPERTIES I, L.P.

                                         By: SHELBOURNE PROPERTIES I GP, LLC, as
                                         General Partner

                                         By: SHELBOURNE PROPERTIES 1, INC., as
                                         Sole Member



                                         By:
                                            --------------------
                                         Name:
                                         Title:



                                         SECURED PARTY:

                                         SHELBOURNE MANAGEMENT LLC


                                         By: PRESIDIO INVESTMENT CAPITAL
                                         COMPANY, LLC
                                         By:
                                            -----------------------
                                         Name:
                                         Title:

                                                                  Schedule 1.4
                                                                  ------------


                          Schedule of Required Action
                          ---------------------------


Pursuant to, and without thereby limiting, its obligations under Section 1.3, the Pledgor hereby agrees that it will:

     1. file UCC-1 financing statements in the form of Schedule 1.4(a)-1; in the following offices: Delaware Secretary of State;

     2. mark all its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest;

     3.   cause its financial statements to reflect the Security Interest;

     4. cause the issuer of the Collateral to either (i) register the Secured Party as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement, in form and substance satisfactory to the Secured Party, pursuant to which such issuer agrees to comply with the Secured Party's instructions with respect to such uncertificated security without further consent by the Pledgor.